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                                                                    Exhibit 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 26, 1999, except as to the stock split described in Note 11 and the information included in Note 13, for which the dates are March 10, 1999 and June 1, 1999, respectively, relating to the financial statements of CommerceQuest, Inc. (formerly MessageQuest, Inc.), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida
July 15, 1999